Exhibit 10.6
ABTECH INDUSTRIES, INC.
2007 STOCK PLAN
1.	Purposes of the Plan. The purposes of this Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to Employees, Directors and Consultants and to promote the success of the Company’s business. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights may also be granted under the Plan.
2.	Definitions. As used herein, the following definitions shall apply:
          (a) “Administrator” means the Board or any of its Committees as shall be administering the Plan in accordance with Section 4 hereof.
          (b) “Applicable Laws” means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any other country or jurisdiction where Options or Stock Purchase Rights are granted under the Plan.
          (c) “Approval Date” means the date on which the stockholders of the Company approve the Plan pursuant to Section 19.
          (d) “Board” means the Board of Directors of the Company.
          (e) “Code” means the Internal Revenue Code of 1986, as amended.
          (f) “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 hereof.
          (g) “Common Stock” means the Common Stock of the Company.
          (h) “Company” means AbTech Industries, Inc., a Delaware corporation.
          (i) “Consultant” means any person who is engaged by the Company or any Parent or Subsidiary to render consulting or advisory services for such entity.
          (j) “Director” means a member of the Board of Directors of the Company.
          (k) “Disability” means the definition under the long-term disability policy of the Company to which the Optionee provides services regardless of whether the Optionee is covered by such policy. If the Company to which the Optionee provides service does not have a long-term disability plan in place, “Disability” means that an Optionee is unable to carry out the responsibilities and functions of the position held by the Optionee by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days. An Optionee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.
          (l) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months and one (1) day following the expiration of such three (3) month period, any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.
          (m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          (n) “Fair Market Value” means, as of any time, the value of Common Stock determined as follows:
               (i) If the Common Stock granted, or to be granted to a Service Provider under this Plan, is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or

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the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
               (ii) If the Common Stock granted, or to be granted to a Service Provider under this Plan, is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the means between the high bid and low asked prices for such Common Stock on the last market trading day prior to the day of determination; or
               (iii) In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator based upon a reasonable application of a reasonable valuation method intended to prevent the Option or Stock Purchase Right from being subject to Section 409A of the Code, with consideration given to (A) the price at which securities of reasonably comparable corporations (if any) in the same industry are being traded, or (B) if there are no securities of reasonably comparable corporations in the same industry being traded, the earnings history, book value and prospects of the issuer in light of market conditions generally.
          (o) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.
          (p) “Issued and Outstanding Shares” means, as of a given date, the sum of (i) the number of Shares issued and outstanding on such date, plus (ii) the number of Shares that would be outstanding on such date if all shares of convertible preferred stock of the Company outstanding on such date were converted into Shares as of such date.
          (q) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.
          (r) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
          (s) “Option” means a stock option granted pursuant to the Plan.
          (t) “Option Agreement” means a written or electronic agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.
          (u) “Option Exchange Program” means a program whereby outstanding Options are exchanged for Options with a lower exercise price.
          (v) “Optioned Stock” means the Common Stock subject to an Option or a Stock Purchase Right.
          (w) “Optionee” means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.
          (x) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
          (y) “Plan” means this 2007 Stock Plan.
          (z) “Registration Date” means the first to occur of (i) the closing of the first sale to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of (A) the Common Stock or (B) the same class of securities of a successor corporation (or its Parent) issued pursuant to a merger or consolidation of the Company in exchange for or in substitution of the Common Stock; and (ii) in the event of such merger or consolidation, the date of the consummation of the merger or consolidation if the same class of securities of the successor corporation (or its Parent) issuable in such merger or consolidation shall have been sold to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended, on or prior to the date of consummation of such merger or consolidation.
          (aa) “Restricted Stock” means shares of Common Stock acquired pursuant to a grant of a Stock Purchase Right under Section 11 below.
          (bb) “SEC” means the Securities and Exchange Commission.
          (cc) “Section 16(b)” means Section 16(b) of the Exchange Act.
          (dd) “Securities Act” means the Securities Act of 1933, as amended.
          (ee) “Service Provider” means an Employee, Director or Consultant.
          (ff) “Share” means a share of Common Stock, as adjusted in accordance with Section 13 below.
          (gg) “Stock Purchase Right” means a right to purchase Common Stock pursuant to Section 11 below.

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          (hh) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code. In addition, where not prohibited by the Code, “subsidiary corporation” also means any non-corporate entities deemed to be “majority-owned” subsidiaries under Rule 701 of the Securities Act, as interpreted by the SEC, including but not limited to those set forth in the SEC no-action letter granted to Sutter Surgery Centers, Inc., on November 10, 1993.
          (ii) “U.S.” means the United States of America.
     3. Stock Subject to the Plan. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares which may be subject to Options and Stock Purchase Rights granted under the Plan or issued upon exercise of Options and Stock Purchase Rights granted under the Plan shall not exceed 15% of the number of Issued and Outstanding Shares as of the Approval Date; provided that if the number of Issued and Outstanding Shares increases after the Approval Date, then the maximum aggregate number of Shares which may be subject to Options and Stock Purchase Rights granted under the Plan or issued upon exercise of Options and Stock Purchase Rights granted under the Plan shall be increased by 15% of such increase. The Shares may be authorized but unissued, or reacquired Common Stock. Notwithstanding the foregoing, a maximum of 950,000 Shares may be granted in the form of Incentive Stock Options under the Plan.
          If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). However, Shares that have actually been issued under the Plan, upon exercise of either an Option or Stock Purchase Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.
     4. Administration of the Plan.
          (a) Administrator. The Plan shall be administered by the Board or a Committee appointed by the Board, which Committee shall be constituted to comply with Applicable Laws, including, but not limited to Rule 16b-3 of the Exchange Act and Section 162(m) of the Code (at such time as the Company is subject to the Exchange Act).
          (b) Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority in its discretion:
               (i) to determine the Fair Market Value (in accordance with Section 2(n));
               (ii) to select the Service Providers to whom Options and Stock Purchase Rights may from time to time be granted hereunder;
               (iii) to determine the number of Shares to be covered by each such award granted hereunder;
               (iv) to approve forms of agreement for use under this Plan;
               (v) to determine the terms and conditions, of any Option or Stock Purchase Right granted hereunder. Such terms and conditions shall include, but are not limited to, the exercise price (which must be determined in accordance with Section 8), the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any repurchase rights, restriction, or limitation regarding any Option or Stock Purchase Right or the Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine.
               (vi) to determine whether and under what circumstances an Option may be settled in cash under subsection 9(e) instead of Common Stock;
               (vii) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option has declined since the date the Option was granted, provided that no such reduction shall be made without the express written consent of the Optionee if such change would cause the Option to become subject to Section 409A of the Code;
               (viii) to initiate an Option Exchange Program;
               (ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;
               (x) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. For the purposes of establishing the amount of Shares that may be used to satisfy an Optionee’s tax withholding obligations, the Administrator shall limit the Shares used for

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withholding to the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes on such supplemental income tax. All elections by Optionees to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable; and
               (xi) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan; provided, however, the Administrator shall take all necessary action to insure that any awards granted pursuant to the Plan to the chief executive officer and the four highest compensated Officers of the Company are administered in accordance with Section 162(m)(4)(B) or (C) of the Code and applicable regulations (at such time as the Company is subject to the Exchange Act).
          (c) Effect of Administrator’s Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees.
     5. Eligibility.
          (a) Nonstatutory Stock Options and Stock Purchase Rights may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.
          (b) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds One Hundred Thousand Dollars ($100,000), such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 5(b), (i) Incentive Stock Options shall be taken into account in the order in which they were granted, and (ii) the Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.
          (c) Neither the Plan nor any Option or Stock Purchase Right shall confer upon any Optionee any right with respect to continuing the Optionee’s relationship as a Service Provider with the Company, nor shall it interfere in any way with his or her right or the Company’s right (subject to the provisions of any employment or other agreement between the Company and such Optionee) to terminate such relationship at any time, with or without cause.
     6. Term of Plan. The Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of 10 years unless sooner terminated under Section 15 of the Plan.
     7. Term of Option. The term of each Option shall be stated in the Option Agreement; provided, however, that the term shall be no more than 10 years from the date of grant thereof. In the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five years from the date of grant or such shorter term as may be provided in the Option Agreement.
     8. Option Exercise Price and Consideration.
          (a) The per share exercise price for the Shares to be issued upon exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:
               (i) In the case of an Incentive Stock Option:
                    (A) granted to an Employee who, at the time of grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant;
                    (B) granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.
               (ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.
The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). Such consideration may consist of
               (iii) cash,
               (iv) check,
               (v) promissory note,
               (vi) other Shares which (x) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Optionee shall be exercised,

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               (vii) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan, or
               (viii) any combination of the foregoing methods of payment.
In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.
     9. Exercise of Option.
          (a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable according to the terms hereof at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Options shall become exercisable at a rate of no less than 20% per year over five years from the date the options are granted. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.
          An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, (ii) full payment for the Shares with respect to which the Option is exercised, and (iii) in the case of a Nonstatutory Option, arrangements satisfactory to the Company to satisfy any federal, state, local or foreign withholding tax obligations that may arise in connection with the exercise of the Nonstatutory Option. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.
          Exercise of an Option in any manner shall result in a decrease in the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.
          (b) Termination of Relationship as a Service Provider. Subject to Sections 9(c) and 9(d), in the case of a Nonstatutory Stock Option, if an Optionee ceases to be a Service Provider, such Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement (but not less than 30 days) to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Option Agreement). Subject to Sections 9(c) and 9(d), in the case of an Incentive Stock Option, the Option shall remain exercisable for three months following the Optionee’s termination, or such shorter time period set forth in the Option Agreement (but in no event later than the expiration of the term of the Option as set forth in the Option Agreement). If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate and the Shares covered by such Option shall revert to the Plan.
          (c) Disability of Optionee. In the case of a Nonstatutory Stock Option, if an Optionee ceases to be a Service Provider as a result of the Optionee’s Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement (but not less than six months) to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the case of an Incentive Stock Option, the Option shall remain exercisable for 12 months following the Optionee’s termination, or such shorter period set forth in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, on the date of termination as a result of the Optionee’s Disability, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination as a result of the Optionee’s Disability, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate and the Shares covered by such Option shall revert to the Plan.
          (d) Death of Optionee. In the case of a Nonstatutory Stock Option, if an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but not less than six months) to the extent that the Option is vested on the date of death (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement) by the Optionee’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance. In the case of an Incentive Stock Option, the Option shall remain exercisable for 12 months following the Optionee’s termination as a result of the death of the Service Provider, or such shorter period set forth in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, at the time of death, the Optionee is not vested as to the entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate and the Shares covered by such Option shall revert to the Plan.

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          (e) Buyout Provision. The Administrator may at any time offer to buy for a payment, in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made, provided however that the manner in which the Option is purchased does not involve a modification, extension, substitution, or any other form of transaction which would cause the Option to become subject to Section 409A of the Code, or to make an Option subject to Section 409A of the Code fail to comply with Section 409A of the Code, without the express written consent of the Optionee. Prior to any such offers, the Administrator shall consult the Company’s accountants or tax advisors.
     10. Transferability and Non-Transferability of Options and Stock Purchase Rights. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. Subject to compliance with all Applicable Laws, the Administrator may in its discretion grant transferable Nonstatutory Stock Options and Stock Purchase Rights in accordance with the terms set forth in the applicable Option Agreement or Restricted Stock purchase agreement.
     11. Stock Purchase Rights.
          (a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid, and the time within which such person must accept such offer. The offer shall be accepted by execution of a Restricted Stock purchase agreement in the form determined by the Administrator. The purchase price of the Restricted Stock purchased by a person shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
          (b) Other Provisions. The Restricted Stock purchase agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in sole discretion.
          (c) Rights as a Stockholder. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a stockholder and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provide in Section 13 of the Plan.
     12. Repurchase Rights. If the provisions of an Option Agreement or a Restricted Stock purchase agreement grant to the Company the right to repurchase Shares upon termination of an Optionee’s service with the Company or any Parent or Subsidiary of the Company, the applicable agreement shall (or may, with respect to Options or Stock Purchase Rights granted or issued to Officers, Directors or Consultants) provide that:
          (a) the right to repurchase must be exercised, if at all, within ninety (90) days of the termination of the Optionee’s service with the Company or any Parent or Subsidiary of the Company (or in the case of Shares issued upon exercise of Options after the date of termination of the Optionee’s service with the Company or any Parent or Subsidiary of the Company, within ninety (90) days after the date of the Option exercise);
          (b) the consideration payable for the Shares upon exercise of such repurchase right shall be made in cash or by cancellation of purchase money indebtedness within the ninety (90) day periods specified in Section 12(a);
          (c) the amount of such consideration shall be equal to the original purchase price paid by the Optionee for each such Share or the Fair Market Value of the Shares to be repurchased on the date of termination of Optionee’s service with the Company or any Parent or Subsidiary of the Company as set forth in the Option Agreement or Stock Purchase Right agreement; provided, that if such Shares may be repurchased at the original purchase price, such repurchase right shall lapse at the rate of at least twenty percent (20%) of the Shares subject to the Option or Stock Purchase Right per year over five (5) years from the date the Option or Stock Purchase Right is granted (without respect to the date the Option or Stock Purchase Right was exercised or became exercisable); and
          (d) the right to repurchase Shares, other than a right to repurchase under which Shares may be repurchased at the original purchase price, shall terminate on the Registration Date.
     13. Adjustments Upon Changes in Capitalization, Merger or Asset Sale.
          (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option or Stock Purchase Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease

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in the number of issued shares of Common Stock effected without receipt of consideration by the Company. The conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.
          (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option or Stock Purchase Right until 15 days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option or Stock Purchase Right would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option or Stock Purchase Right shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option or Stock Purchase Right will terminate immediately prior to the consummation of such proposed action.
          (c) Merger; Consolidation; or Asset Sale. If the Company is a party to a merger, consolidation or the sale of all or substantially all of the assets of the Company, outstanding Options and Stock Purchase Rights shall be subject to the agreement of merger, consolidation or asset sale. Such agreement may provide for any of the following:
               (i) The assumption of outstanding Options or Stock Purchase Rights by the surviving corporation or its Parent;
               (ii) The continuation of outstanding Options or Stock Purchase Rights by the Company, if the Company is the surviving corporation;
               (iii) The payment of a cash settlement equal to, in the case of Options, (a) the difference between the amount to be paid for one Share under the Option Agreement and the Exercise Price multiplied by (b) the number of Shares subject to the Option, vested or unvested, or both, as determined by the Company; and, in the case of Stock Purchase Rights, (a) the amount to be paid for one Share under the Stock Purchase Right agreement multiplied by (b) the number of vested or unvested Shares, as determined by the Company; or
               (iv) The acceleration of the vesting of outstanding Options and Stock Purchase Rights, with notification by the Administrator to the Optionees, indicating that such Options or Stock Purchase Rights shall be exercisable for 15 days from the date of such notice and termination of the Options and Stock Purchase Rights after such period; provided if such transaction does not occur, the acceleration of the Optionees’ vesting shall be voided and the Optionees’ vesting status shall return to what is was prior to the notice.
          (d) Limitation on Adjustments. Notwithstanding the foregoing provisions of this Section 13, the Participant’s consent to any changes made under this Section 13 shall be required if the change will either: (i) cause an Option or Stock Purchase Right that is not subject to Section 409A of the Code to become subject to, and fail to be in compliance with, Section 409A of the Code, or (ii) cause an Option or Stock Purchase Right that is subject to Section 409A of the Code to fail to be in compliance with Section 409A of the Code.
     14. Time of Granting Options and Stock Purchase Rights. The date of grant of an Option or Stock Purchase Right shall, for all purposes, be the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other date as is determined by the Administrator. Notice of the determination shall be given to each Service Provider to whom an Option or Stock Purchase Right is so granted within a reasonable time after the date of such grant.
     15. Amendment and Termination of the Plan.
          (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.
          (b) Stockholder Approval. The Board shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.
          (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to the Options granted under the Plan prior to the date of such termination.
     16. Conditions Upon Issuance of Shares.

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          (a) Legal Compliance. Shares shall not be issued upon the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance. No modification or adjustment shall be made to any Option which would make the Option subject to Section 409A, without the express consent of the Optionee, and no modification or adjustment shall be made to any Option which is subject to Section 409A which would cause the Option to fail to comply with Section 409A.
          (b) Investment Representations. As a condition to the exercise of an Option, the Administrator may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.
17.	Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which requisite authority shall not have been obtained.
18.	Reservation of Shares. The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.
19.	Stockholder Approval. The Plan shall be subject to approval by the stockholders of the Company within 12 months after the date the Plan is adopted. Such stockholder approval shall be obtained in the degree and manner required under Applicable Law. If the Plan is not approved by the Company’s stockholders within 12 months after its adoption by the Board, the Plan and any Awards granted under the Plan shall automatically terminate and shall be of no force and effect to the same extent and with the same effect as though the Plan had never been adopted.
20.	Information to Optionees and Purchasers. The Company shall provide to each Optionee and to each individual who acquires Shares pursuant to the Plan, not less frequently than annually during the period such Optionee or purchaser has one or more Options or Stock Purchase Rights outstanding, and, in the case of an individual who acquires Shares pursuant to the Plan, during the period such individual owns such Shares, copies of annual financial statements, where required by Applicable Laws. The Company shall not be required to provide such statements to key employees whose duties in connection with the Company assure their access to equivalent information.

AbTech Industries, Inc. 2007 Stock Plan	Page 8 of 8